EXHIBIT 21
SUBSIDIARIES OF TIME WARNER INC.
Time Warner Inc. maintains approximately 1,100 subsidiaries. Set forth below are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of Time Warner as of December 31, 2009, that carry on a substantial portion of Time Warner’s lines of business. The names of various consolidated wholly owned subsidiaries have been omitted. The omitted subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2009.

State or Other
Jurisdiction of
Name	Incorporation
Time Warner Inc. (Registrant)	Delaware
Historic AOL LLC	Delaware
Historic TW Inc.	Delaware
Turner Broadcasting System, Inc.	Georgia
Cable News Network, Inc.	Delaware
Cable News International, Inc.	Delaware
CNN America, Inc.	Delaware
CNN Interactive Group, Inc.	Delaware
CNN Newsource Sales, Inc.	Georgia
CTG Inversora S.A.	Argentina
Japan Entertainment Network KK (dba Cartoon Network Japan (CNJ))	Japan
Japan Image Communications Limited	Japan
Turner Entertainment Networks Inc.	Georgia
Courtroom Television Network LLC (dba truTV)	New York
Superstation, Inc.	Georgia
TEN Network Holding, Inc.	Delaware
The Cartoon Network, Inc.	Delaware
Turner Classic Movies, Inc.	Delaware
Turner Network Television, Inc.	Delaware
Turner Entertainment Networks Asia, Inc.	Georgia
Turner Broadcasting System Asia Pacific, Inc.	Georgia
Turner Entertainment Holdings Asia Pacific Limited	Hong Kong
Turner Broadcasting Sales, Inc. (dba Turner Entertainment New Media)	Georgia
Turner Broadcasting System International, Inc.	Georgia
Turner Broadcasting System Latin America, Inc.	Georgia
Turner Network Sales, Inc.	Georgia
Turner Sports, Inc.	Georgia
Time Inc.	Delaware
Entertainment Weekly Inc.	Delaware
Essence Communications Inc.	Delaware

State or Other
Jurisdiction of
Name	Incorporation
Expansión, S.A. de C.V. (Grupo Editorial Expansión)	Mexico
Media Networks, Inc.	Delaware
Quality Service Programs Inc.	Canada
QSP, Inc.	Delaware
Southern Progress Corporation	Delaware
Oxmoor House, Inc.	Delaware
Sunset Publishing Corporation	Delaware
Time Inc. Lifestyle Group	Delaware
This Old House Ventures, Inc.	Delaware
Time Consumer Marketing, Inc.	Delaware
Synapse Group, Inc.	Delaware
Time Customer Service, Inc.	Delaware
Time Direct Ventures LLC	Delaware
Time/Warner Retail Sales & Marketing Inc.	New York
Time Inc. Home Entertainment	Delaware
Time Warner Media Holdings B.V.	Netherlands
Time Warner Publishing B.V.	Netherlands
Warner Communications Inc.	Delaware
DC Comics (partnership)	New York
E.C. Publications, Inc.	New York
Home Box Office, Inc.	Delaware
HBO Central Europe Holdings Inc.	Delaware
HBO Services, Inc.	Delaware
TW UK Holdings Inc.	Delaware
IPC Group Limited	United Kingdom
Marketforce (U.K.) Limited	United Kingdom
Time Warner Entertainment Limited	United Kingdom
TT Games Ltd.	United Kingdom
Turner Broadcasting System Europe Limited	United Kingdom
Turner Entertainment Networks International Limited	United Kingdom
TW Ventures Inc.	Delaware
Castle Rock Entertainment	California
Castle Rock Entertainment, Inc.	Georgia
Warner Bros. (F.E.) Inc.	Delaware
Warner Bros. (South) Inc.	Delaware
Warner Bros. Entertainment Inc.	Delaware
Burbank Television Enterprises LLC	Delaware
Telepictures Production Inc.	Delaware
Warner Bros. International Television Distribution Inc.	Delaware
Warner Bros. Television Distribution Inc.	Delaware
Warner Horizon Television Inc.	Delaware
WBTV Distribution Inc.	Delaware
New Line Cinema LLC	Delaware
New Line Distribution, Inc.	California
New Line Home Entertainment, Inc.	New York

State or Other
Jurisdiction of
Name	Incorporation
New Line Productions, Inc.	California
New Line Television, Inc.	California
New Line Theatricals, Inc.	New York
Warner Bros. Animation Inc.	Delaware
Warner Bros. Consumer Products Inc.	Delaware
Warner Bros. Entertainment Australia Pty Limited	Australia
Warner Bros. Enterprises LLC	Delaware
Warner Specialty Films Inc.	Delaware
Warner Bros. Technical Operations Inc.	Delaware
Warner Bros. Distributing Inc.	Delaware
WB Studio Enterprises Inc.	Delaware
Warner Bros. Home Entertainment Inc.	Delaware
WB Games Inc.	Washington
Warner Bros. Entertainment GmbH	Germany
Warner Bros. Entertainment Espana S.L.	Spain
Warner Bros. Entertainment France S.A.S.	France
Warner Bros. (Korea) Inc.	Korea
Warner Bros. Theatrical Enterprises LLC	Delaware
Warner Village Cinemas S.p.A.	Italy
WB Communications Inc.	Delaware
The CW Network LLC	California [1]
WTTA Incorporated	Delaware
Hanna-Barbera Entertainment Co., Inc.	California
Hanna-Barbera, Inc.	Georgia
Turner Entertainment Co.	Delaware
Warner Entertainment Japan Inc.	Japan
Time Warner International Finance Limited	United Kingdom
Time Warner Realty Inc.	Delaware
TW AOL Holdings LLC	Virginia

[1]	Less than 100% owned